FIRST AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

This First Amendment to Agreement of Sale and Purchase (this “First Amendment”) is entered into and made effective on this 29th day of March, 2007, by and among EnerVest Monroe Limited Partnership (a/k/a EnerVest Monroe, LP), a Texas limited partnership (“EnerVest Monroe”), and EnerVest Monroe Pipeline GP, L.C., a Texas limited liability company (“Monroe GP”), (EnerVest Monroe and Monroe GP are herein collectively, “Seller”), and EnerVest Production Partners, Ltd., a Texas limited partnership (“EVPP”), and EVPP GP, LLC, a Delaware limited liability company (“EVPP GP”), (EVPP and EVPP GP are herein collectively “Buyer”). Seller and Buyer are sometimes hereinafter referred to individually as a "party" and collectively as the "parties".

RECITALS

A. EnerVest Monroe and EnerVest Monroe Pipeline, Ltd., as Texas Limited partnership (“Monroe Pipeline”) and EnerVest Monroe Gathering Ltd., a Texas limited partnership (“Monroe Gathering”), collectively as Seller, EVPP are parties to that certain Agreement of Sale and Purchase, dated as of March 7, 2007 (the “Purchase Agreement").

B. Monroe Pipeline will convey all of its assets to Monroe Gathering immediately prior to the consummation of the transactions contemplated in the Purchase Agreement and will not be a selling party to the Purchase Agreement.

C. EnerVest Monroe, the sole limited partner of Monroe Gathering and Monroe Marketing, and Monroe GP, the sole general partner of Monroe Gathering and Monroe Marketing, will convey to Buyers all of their partnership interests in and to Monroe Gathering and Monroe Marketing at the Closing.

D. Pursuant to Recitals B, C and D above, Monroe Gathering and Monroe Pipeline, intended original signatories to the Purchase Agreement, will no longer be signatories to the Purchase Agreement.

E. Capitalized terms used but not defined herein shall have the same meanings given such terms in the Purchase Agreement.

F. The parties desire to amend the Purchase Agreement in accordance with the terms and conditions set forth in this First Amendment.

G. Except to the extent specifically amended hereby, the provisions of the Purchase Agreement shall remain unmodified and in full force and effect and shall be incorporated into this First Amendment.

NOW THEREFORE, for and in consideration of the mutual benefits derived and to be derived from the Purchase Agreement, as amended by this First Amendment, by each party hereto, Seller and Buyer hereby agree as follows:

FIRST AMENDMENT

1.  The preamble to the Purchase Agreement is hereby deleted in its entirety and is replaced by the following:

“This Agreement dated March 7, 2007, by and among EnerVest Monroe Limited Partnership (a/k/a EnerVest Monroe, LP), a Texas limited partnership (“EnerVest Monroe”), and EnerVest Monroe Pipeline GP, L.C., a Texas limited liability company (“Monroe GP”), with EnerVest Monroe and Monroe GP herein collectively called “Seller”, and EnerVest Production Partners, Ltd., a Texas limited partnership (“EVPP”) and EVPP GP, LLC, a Delaware limited liability company (“EVPP GP”), with EVPP and EVPP GP herein called “Buyer”.

2.  That portion of Section 2.1 that precedes subpart (a) thereof is hereby deleted in its entirety and is replaced by the following:

“Section 2.1 Properties Conveyed to EVPP. EnerVest Monroe agrees to sell, and EVPP agrees to purchase, for the consideration hereinafter set forth and subject to the terms and provisions herein contained, the following described properties, rights and interests:”

3.  In the last sentence of Section 2.1(g) of the Purchase Agreement, “.” is hereby deleted and replaced by “; and”.

4.	The following is hereby added to the Purchase Agreement as Section 2.1(h):

“(h) All of the limited partnership interests of EnerVest Monroe in and to (i) EnerVest Monroe Marketing, Ltd., a Texas limited partnership (“Monroe Marketing”), and (ii) Monroe Gathering.”

5.	The following is hereby added to the Purchase Agreement as Section 2.2:

“Section 2.2 Properties Conveyed to EVPP GP. Monroe GP agrees to sell, and EVPP GP agrees to purchase, for the consideration hereinafter set forth and subject to the terms and provisions herein contained, all of the general partnership interests of Monroe GP in and to (i) Monroe Marketing, and (ii) Monroe Gathering.

The last sentence of Section 2.2 of the Purchase Agreement is hereby deleted in its entirety and replaced by the following:

“The properties, rights and interests specified in the foregoing subsections (a), (b) and (c) of Section 2.1, except for the Excluded Properties, as defined below, are herein sometimes collectively called the “Oil and Gas Properties,” and individually an “Oil and Gas Property,” and the properties, rights and interests specified in the foregoing Sections 2.1 (a) through (h) and 2.1, except for the Excluded Properties, are herein sometimes collectively called the “Properties” and individually a “Property.”

6. The following is hereby added to the Purchase Agreement as Sections 4.1(f)and (g):

“(f) EnerVest Marketing. Monroe GP owns all of the general partner interest of EnerVest Marketing, said interest being 1% of all of the partnership interests in, and is the general partner of, EnerVest Marketing. EnerVest Monroe is the sole limited partner of EnerVest Marketing and owns 99% of all of the partnership interests in EnerVest Marketing.”

“(g) EnerVest Gathering. Monroe GP owns all of the general partner interest of EnerVest Gathering, said interest being 1% of all of the partnership interests in, and is the general partner of EnerVest Gathering. EnerVest Monroe is the sole limited partner of EnerVest Gathering and owns 99% of all of the partnership interests in EnerVest Gathering.”

7. The following is hereby added to the Purchase Agreement as Section 10.2(e):

“Assignment and Bill of Sale. Monroe GP and EnerVest Monroe each shall execute and deliver to Buyer an assignment and bill of sale for the transfer of the general partnership interests and limited partnership interests in and to Monroe Marketing and Monroe Gathering to Buyer, in a form acceptable to both parties.”

8. The following signatory lines are hereby added to the execution page of the Purchase Agreement:

EnerVest Monroe Pipeline GP, L.C.

By:          EnerVest Monroe Limited Partnership
Its Sole Member

By:          EnerVest Management Partners, Ltd.
Its General Partner

By:          EnerVest Management GP, L.C.
Its General Partner

By:_________________________________
Name:
Title:

EVPP GP, LLC

By: EV Properties, L.P., Its Sole Member

By: EV Properties GP, LLC, Its General Partner

By: EV Energy Partners, L.P., Its sole Member

By: EV Energy GP, L.P., Its General Partner

By: EV Management, LLC, Its General Partner

By:_______________________________
Name:_____________________________
Title:______________________________

9. The following signatory line for Monroe Pipeline (as duplicated in the original Purchase Agreement) is hereby deleted from the execution pages of the Purchase Agreement:

EnerVest Monroe Pipeline, Ltd.

By:          EnerVest Monroe Pipeline GP, L.C.
Its General Partner

By:          EnerVest Management Partners, Ltd.
Its General Partner

By:          EnerVest Management GP, L.C.
Its General Partner

By:_________________________________
Name:
Title:

10. Except as expressly modified by this First Amendment, the Purchase Agreement remains unchanged and in full force and effect. Nothing herein, any other correspondence, or any oral communications between the parties hereto should be construed to be a waiver, modification or release of any other rights or obligations thereunder.

11. This First Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

12. This First Amendment and the Purchase Agreement as amended hereby shall be binding upon and shall inure to the benefit of each party to the First Amendment and the Purchase Agreement and their respective successors and assigns.

13. A facsimile of a duly executed counterpart to this First Amendment shall be sufficient to evidence the binding agreement of each party hereto to the terms herein.

IN WITNESS WHEREOF, Seller, Buyer and Monroe GP have executed and delivered this First Amendment as of the date first set forth above.

EnerVest Monroe Limited Partnership

By:          EnerVest Management Partners, Ltd., its
General Partner

By:          EnerVest Management GP, L.C., its
General Partner

By:          /s/ MARK A. HOUSER
Mark A. Houser
Executive Vice President and
Chief Operating Officer

EnerVest Monroe Pipeline GP, L.C.

By:          EnerVest Monroe Limited Partnership, its
Sole Member

By: EnerVest Management Partners, Ltd., its
General Partner

By:          EnerVest Management GP, L.C., its
General Partner

By:          /s/ MARK A. HOUSER
Mark A. Houser
Executive Vice President and
Chief Operating Officer

EnerVest Production Partners, Ltd.

By:         EVGP GP, LLC, its General Partner

By:         EV Properties, L.P., its Sole Member

By:         EV Properties GP, LLC, its General Partner

By:         EV Energy Partners, L.P., its Sole Member

By:         EV Energy GP, L.P., its General Partner

By:         EnerVest Management, LLC, its General  Partner

By:          /s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer

EVPP GP, LLC

By:          EV Properties, L.P., Its Sole Member

By:          EV Properties GP, LLC, Its General Partner

By:          EV Energy Partners, L.P., Its sole Member

By:          EV Energy GP, L.P., Its General Partner

By:          EV Management, LLC, Its General Partner

By:          /s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief
Financial Officer